POWER OF ATTORNEY
WITH RESPECT TO FORMS 3, 4 and 5 AND FORM 144
      The undersigned hereby constitutes and
appoints each of Gary W. Pottorff and Robert
E. Smith, signing singly, as the undersigned?s
true and lawful attorneys-in-fact to:
(1)	execute for and on behalf of the undersigned,
in the undersigned?s capacity as an officer and/
or director of NiSource Inc., a Delaware
corporation (the ?Corporation?), Forms?3, 4,
and 5 in accordance with Section?16(a) of the
Securities Exchange Act of 1934 and the rules
thereunder and Form 144 in accordance with Rule
144 under the Securities Act of 1933;
(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such Form?3,
4, 5 or 144 and timely file such Form with the
United States Securities and Exchange Commission,
either manually or through the use of EDGAR, the
Electronic Data Gathering, Analysis, and Retrieval
system, and with any stock exchange or similar
authority; and
(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit
to, in the best interest of, or legally required by,
the undersigned, it being understood that the
documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power
of Attorney shall be in such form and shall
contain such terms and conditions as such
attorney-in-fact may approve in such attorney-
in-fact?s discretion.
      The undersigned hereby grants to each such
attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorney-in-fact, or such attorney-
in-fact?s substitute or substitutes, shall
lawfully do or cause to be done by virtue of
this Power of Attorney and the rights and powers
herein granted.  The undersigned acknowledges
that the foregoing attorneys-in-fact, in serving
in such capacity at the request of the undersigned,
are not assuming, nor is the Corporation assuming,
any of the undersigned?s responsibilities to comply
with Section?16 of the Securities Exchange Act of
1934 or Rule 144 under the Securities Act of 1933.
      This Power of Attorney shall remain in full
force and effect until the undersigned is no
longer required to file Forms?3, 4, 5 and 144
with respect to the undersigned?s holdings of
and transactions in securities issued by the
Corporation, unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.
      IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed
as of this 1st day of October, 2012.
_________________________________
/s/Jimmie L. Stanley